UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2015, HIE Retail, LLC, a Hawaii limited liability company (“HIE Retail”) and a wholly owned indirect subsidiary of Par Petroleum Corporation, a Delaware corporation (the “Company”), Hawaii Pacific Energy, LLC, a Delaware limited liability company (“HPE”) and the sole member of HIE Retail, Bank of Hawaii, American Savings Bank, F.S.B. and Central Pacific Bank (collectively, the “Retail Facility Lenders”), and Bank of Hawaii, as administrative and collateral agent for the Retail Facility Lenders (the “Retail Facility Agent”), entered into a Second Amendment (the “Second Amendment”) to the Credit Agreement dated as of November 14, 2013, as amended by the letter agreement dated as of December 30, 2014 and the First Amendment to Credit Agreement dated as of March 30, 2015 (as so amended, the “Retail Credit Agreement”).

Pursuant to the Second Amendment, HIE Retail, the Retail Facility Lenders and the Retail Facility Agent agreed to terminate the revolving credit facility and the letter of credit facility under the Retail Credit Agreement. Prior to the entry into the Second Amendment, there were no revolving loans outstanding and no letters of credit issued under the Retail Credit Agreement. In addition, the Second Amendment extends the maturity date of the existing term loans in the aggregate principal amount of $22,100,000 under the Retail Credit Agreement until March 31, 2022. The Second Amendment also provides that if a prepayment of the amounts outstanding under the Retail Credit Agreement occurs as a result of HIE Retail obtaining refinancing from any financial institution (including from less than all of the Retail Facility Lenders), HIE Retail shall pay a prepayment fee equal to 1% of the amount prepaid. Pursuant to the Second Amendment, the Retail Facility Lenders permit HIE Retail to make a one-time distribution to HPE of $26,900,000. The Second Amendment includes a new covenant that requires HIE Retail to at all times maintain cash on hand of not less than $3,000,000. In addition, the Second Amendment modifies the financial covenant relating to HIE Retail’s maximum Leverage Ratio (as defined in the Retail Credit Agreement), which is measured on a quarterly basis commencing with the fiscal quarter ending June 30, 2015 and building up to a rolling four-quarter basis, as follows for last day of each fiscal year:

Period (during and as of the last day of)	Maximum Leverage Ratio
2015 Fiscal Year	5.00 to 1.00
2016 Fiscal Year	4.75 to 1.00
2017 Fiscal Year	4.50 to 1.00
2018 Fiscal Year	4.25 to 1.00
2019 Fiscal Year, and at all times thereafter	4.00 to 1.00

In connection with the entry into the Second Amendment, the Retail Facility Lenders made additional term loans to HIE Retail in the aggregate principal amount of $7,900,000 (the “New Term Loans”). The New Term Loans were made on the same terms as the term loans previously made under the Retail Credit Agreement, as amended by the Second Amendment. For a description of these terms, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2013.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Second Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits:

10.1	Letter Agreement dated as of December 30, 2014, among HIE Retail, LLC, Bank of Hawaii, American Savings Bank, F.S.B. and Central Pacific Bank.

10.2	Second Amendment to Credit Agreement dated as of May 15, 2015, among HIE Retail, LLC, Hawaii Pacific Energy, LLC, Bank of Hawaii, American Savings Bank, F.S.B. and Central Pacific Bank, and Bank of Hawaii, as administrative and collateral agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: May15, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary